SETTLEMENT AGREEMENT AND RELEASE

         THIS SETTLEMENT AGREEMENT AND RELEASE (the "Agreement") is made as of December 30, 1996 by and among C. Edward Dunmire, an individual and resident of the Commonwealth of Pennsylvania (the "Executive"), and Peoples Financial Corp., Inc. ("PFC"), a Pennsylvania corporation with its principal place of business in Ford City, Pennsylvania, and Peoples Bank of Pa. ("Peoples"), a wholly-owned subsidiary of PFC.

                                   WITNESSETH:
         WHEREAS, Executive and PFC entered into an employment agreement on June 1, 1992 (the "PFC Employment Agreement");

         WHEREAS, Executive and New Bethlehem Bank ("NBB") entered into an employment agreement on June 1, 1992 (the "NBB Employment Agreement");

         WHEREAS, Executive and Peoples entered into an employment agreement on June 10, 1992 (the "Peoples Employment Agreement");

         WHEREAS, each of NBB and Peoples instituted a non-qualified pension plan (the "NQPP") for the benefit of certain key employees including Executive;

         WHEREAS, in 1995, NBB was merged (the "Merger") with and into Peoples with Peoples surviving the Merger;

         WHEREAS, as a result of the Merger, Peoples is liable to Executive under the NBB Employment Agreement and the NBB sponsored NQPP;

         WHEREAS, PFC and Peoples terminated the employment of Executive with the PFC and Peoples on or about April 17, 1996; and

         WHEREAS, Executive has filed a complaint with the Equal Employment Opportunity Commission (the "EEOC") alleging discrimination based on age and the existence of certain disabilities; and

         WHEREAS, Executive has made claims against PFC and Peoples for wrongful discharge, breach of contract and personal injury resulting in damage to his business reputation; and

         WHEREAS, PFC and Peoples deny the various allegations of the Executive; and

         WHEREAS, PFC and Peoples have made claims against Executive with respect to use of certain property and funds; and

         WHEREAS, Executive denies the various allegations of PFC and Peoples;
and

         WHEREAS, the Executive, PFC and Peoples desire to put to rest and settle all controversy between them related to and/or arising out of Executive's employment with PFC and Peoples and provide for the termination of Executive's employment with PFC and Peoples and the facts and circumstances underlying same, and to settle and compromise any and all claims and differences between them, of any sort, origin or description in order to put an end to the cost and uncertainties inherent in litigation.


         NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


         1. Termination of Employment. The Executive shall cease to be an employee of PFC and Peoples effective as of April 17, 1996 (the "Termination Date").


         2. Effect of Termination. Except as expressly provided in this Agreement, the Executive shall have no obligations to PFC and/or Peoples and PFC and/or Peoples shall have no obligations to the Executive from and after the Termination Date. Without limiting the generality of the foregoing, PFC and Peoples shall have no obligation to the Executive with respect to salary, bonuses and other incentive compensation, fringe benefits, severance pay or other termination benefits, pension, profit-sharing or other retirement or deferred compensation payments under plans qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") (except as required in accordance with the terms of such plans and applicable law), any other incentive or deferred compensation payments under plans not so qualified, and any health, life, disability, or other welfare benefit plans, programs or arrangements, including but not limited to the following:

            (a) New Bethlehem Bank Non-Qualified Pension Plan; and

            (b) Peoples Bank of PA Non-Qualified Pension Plan.


                Except for the payments and benefits described in Section 3 of this Agreement, the Executive waives any and all of the foregoing compensation and benefits that may have accrued prior to the Effective Date and shall not be entitled to receive any of the foregoing compensation or benefits after the Termination Date.

         3. Termination Benefits. The Executive shall receive the following termination benefits, subject to Section 6 hereof:

            (a) PFC and Peoples shall provide to the Executive, those certain miscellaneous benefits set forth on Annex I hereto.

            (b) Upon execution of this Agreement, PFC and Peoples shall deposit the sum of $467,594.54 in immediately available funds with Kirkpatrick & Lockhart LLP (the "Escrow Agent") in escrow for the benefit of the parties hereto. Such sum shall represent the total of all amounts payable to Executive pursuant to items 1, 4, 5 and 6 on Annex III hereto and shall hereinafter be referred to as the "Escrowed Funds". Upon the eighth day first following the execution of the Supplemental Release set forth on Annex II attached hereto and incorporated herein by reference, the Escrow Agent shall pay the Executive the Escrowed Funds. In the event the Executive shall fail to sign such Supplemental Release within five (5) days of the date hereof, this Agreement shall terminate and the Escrow Agent shall return the Escrowed Funds to PFC and Peoples.

            (c) The execution of this Agreement by the Executive shall constitute a qualifying event, as described in Section 4980B(f)(3) of the Code, with respect to the Executive's health care continuation rights under the Consolidated Omnibus Budget Reconciliation Act, as amended, and an election of continuation coverage by the Executive, as described in Section 4980B(f)(1) of the Code, beginning on the Effective Date, for the period described in Section 4980B(f)(2)(B). As a result of this election, the Executive shall receive health care continuation coverage from PFC and Peoples for the period May 1, 1996 through July 31, 2002, subject to the terms and conditions of PFC's and Peoples' existing health care programs and arrangements and Section 4980B(f) of the Code. The premiums for such health care continuation coverage shall be paid by PFC and Peoples. Since May 1, 1996 Executive has paid $2,469.52 to PFC or Peoples for premiums for such health care continuation coverage. As indicated on item 5 on Annex III, the Escrowed Funds include reimbursement to Executive of such premiums paid to date by Executive. The health care continuation coverage provided to the Executive hereunder shall be in complete satisfaction of his rights to health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, as amended, and Section 4980B(f) of the Code and shall discharge the PFC's and Peoples' obligations thereunder with respect to the Executive.

            (d) PFC and Peoples shall provide the benefits listed as items 2 and 3 on Annex III.

         PFC and Peoples do not plan to withhold federal, state or local income or other taxes for any amounts, payable to Executives hereunder however, notwithstanding the foregoing, to the extent that any of the foregoing benefits are subject to federal, state or local income or other taxes and believes, in good faith, that it is required by applicable law to withhold any such taxes in respect of any payment or benefit, PFC and Peoples shall make withholding in the amounts as it determines, in good faith, appropriate and shall remit those amounts to the appropriate taxing agencies. Notwithstanding any withholding for such taxes, PFC' and Peoples' obligations shall be limited to those imposed on employers for withholding for income and, if applicable, payroll taxes under applicable law and the Executive shall be responsible for the timely reporting of income and payment of income taxes thereon.

         4. Confidential and Proprietary Information; Press Releases.

            (a) The Executive shall make available to PFC within five (5) days after the date of this Agreement, all written materials, documents and other information in his possession relating to PFC, Peoples and NBB and its management and business. The Executive shall make available to PFC within five
(5) days after the date of this Agreement, all other property of PFC, Peoples and NBB in his possession. The Executive acknowledges that, by virtue of his position with PFC and Peoples, he has had access to certain confidential and proprietary information of PFC, Peoples and NBB and its business affairs. The Executive represents that he has held all such information confidential and that he shall keep secret all confidential and/or proprietary matters relating to PFC, Peoples and NBB, whether or not specifically designated as such, and shall not disclose them for any purpose whatsoever to any outside party without the prior written consent of PFC and Peoples.

            (b) No party hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not be unreasonably withheld. If any party hereto is unable to obtain, after reasonable effort, the approval of its public report, statement or release from the other parties hereto and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Except as provided in this Section 4(b), the parties agree not to disclose any information whatsoever regarding the existence or substance of this Agreement to any person other than to their attorneys, financial advisors and those needed to perform tasks to effectuate this Agreement, or as is otherwise required by law. Executive may make oral statements to the public to the effect that his employment with PFC, NBB and Peoples has been terminated and that the parties have reached an agreement settling all claims each may have against the other. In addition PFC and Peoples will take all actions necessary to assure that employees of PFC and Peoples who are acquaintances of Executive or his family feel free to speak with Executive and his family about any and all matters except for the termination of Executive's employment and the content of this Agreement.

         5. Acknowledgment and Mutual Release.

            (a) The Executive acknowledges that the payments and benefits he is to receive pursuant to this Agreement shall be in full satisfaction of all claims, if any, against PFC and Peoples, its subsidiaries and other affiliates, and their respective shareholders, directors, officers, employees and agents, past and present. PFC and Peoples, on behalf of themselves and their respective subsidiaries, affiliates, shareholders, directors, employees and agents, acknowledge that this Agreement shall be in full satisfaction of all claims, if any, against Executive and his heirs and assigns. Except for the obligations of the respective parties under this Agreement, and except as set forth in Section 5(c) hereof, each of the Executive on the one hand, and PFC and Peoples on the other hand, does, for himself or itself, and his or its heirs, personal representatives, successors and assigns, hereby irrevocably release, promise, quitclaim and discharge, in the case of the Executive, PFC and Peoples, its subsidiaries and other affiliates, their respective stockholders, directors, officers, employees and agents, past and present, and PFC's and Peoples predecessors, successors and attorneys, and in the case of PFC and Peoples, the Executive and his heirs and personal representatives, of and from any and all manner of actions, causes of action, claims, suits, debts, dues, sums of money, controversies, agreements, promises and demands whatsoever, both at law and in equity, known or unknown, arising under any federal, state or local law, rule, ordinance or regulation (including any common law), which he or it now have or ever had or may in the future have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement for, on account of or arising out of any transactions or events that have occurred prior to the execution and delivery of this Agreement. This release is unqualified and for any relief, no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, attorneys' fees and expenses and claims to be reinstated to employment with PFC and Peoples.

            (b) Executive shall cause to be discharged with prejudice that certain complaint pending before the Equal Employment Opportunity Commission, C. Edward Dunmire v. Peoples Bank of PA (Division of PFC Bank), New Bethlehem Bank (Division of PFC Bank), PFC Bank and Peoples Financial Corp., Inc., No. 172-960859.

            (c) Notwithstanding anything to the contrary in this Agreement, the following shall not be included in the releases given by the parties:

                (i) any claim by Executive for workers compensation or other benefits arising from the automobile accident involving Executive which occurred on November 19, 1993;

                (ii) any amounts due by Executive to Peoples pursuant to that certain mortgage loan, dated November 15, 1990, in the original principal amount of $94,400.00;

                (iii) any and all amounts due to Executive with respect to deposit accounts held by Executive at Peoples; and

                (iv) any amounts due by Executive to James Hetrick, son of Darl Hetrick, a director of Peoples and PFC pursuant to that certain note dated September 7, 1994, in the original principal amount of $50,000 and that certain note dated January 11, 1996, in the original principal amount of $15,000.

         6. Breach of Agreement.

            (a) Except as hereinafter provided, in the event that it is determined the Executive breaches any provision of this Agreement, PFC and Peoples shall be relieved of any and all obligations to make further payments or provide further benefits to the Executive hereunder (except to the extent provided by law). Except as hereinafter provided, in the event that it is determined that PFC or Peoples has breached any provision of this Agreement, Executive shall be relieved of any and all obligations to abide further with the terms of this Agreement. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined settled in accordance with the provisions of subsection (b) below.

            (b) If any dispute arises under this Agreement, any party may from time to time deliver written notice to the other party that he or it intends to submit such dispute to arbitration. Such arbitration shall be held in Pittsburgh, Pennsylvania, in accordance with the rules and regulations of the American Arbitration Association by a panel of three arbitrators. The determination of the arbitrators shall be conclusive and binding upon the parties to such arbitration proceeding and judgment upon the award may be entered in any court having jurisdiction. The expenses of each party, including legal and accounting fees, if any, with respect to the arbitration, shall be borne by such party, except to the extent otherwise directed by the arbitrators, who shall endeavor to allocate such expenses among the disputing parties based upon the relative merits of their cases. The arbitrators shall designate the party to bear the expenses of the arbitrators or the respective amounts of such expenses to be borne by each party. Any provision in this Agreement to the contrary notwithstanding, each party shall be free to seek provisional equitable relief from a court of competent jurisdiction (whether or not an arbitration proceeding shall then be pending). No arbitration pursuant to this Agreement shall be stayed or delayed pending the outcome of any judicial or other proceeding.

         7. Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                  If to PFC or Peoples:
                           Peoples Financial Corp., Inc.
                           Ford Street and Fourth Avenue
                           Ford City, PA  16226
                           Attention:  President

                  If to the Executive:
                           C. Edward Dunmire
                           425 Pill Hill Road
                           Kittanning, PA  16201

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon delivery in person or upon deposit in the mail.


         8. Miscellaneous.

            (a) The failure of a party to this Agreement to insist on any occasion upon strict adherence to any term of this Agreement shall not be considered to be a waiver or to deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

            (b) If any provision of this Agreement shall be invalid or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

            (c) This Agreement constitutes the entire understanding of the parties with respect to its subject matter, supersedes all prior agreements and understandings with respect to such subject matter, and may be terminated or amended only by a writing signed by all of the parties to this Agreement.

            (d) The provisions of this Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in the Commonwealth of Pennsylvania.

            (e) The headings in this Agreement are for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

            (f) This Agreement is personal to the parties hereto and cannot be assigned or transferred by either party without the express written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the Executive, his heirs representatives and permitted assigns, and PFC and Peoples and their respective successors and permitted assigns.

            (g) All payments and benefits to the Executive called for under this Agreement shall be made from the general assets of PFC and Peoples and the Executive shall have no rights in any such payments and benefits greater than the rights of a general creditor of PFC and Peoples. Notwithstanding the foregoing, those benefits to be paid to the Executive which are in the nature of pension benefits shall be afforded the same protection and guarantees as similar benefits payable to other retirees of PFC or Peoples.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                                                  EXECUTIVE:

/s/ Richard D. Rose                               /s/ C. Edward Dunmire
         Witness                                  C. Edward Dunmire

ATTEST:                                           PEOPLES FINANCIAL CORP., INC.

By: /s/ Brian Henry                               By:  /s/ R. B. Robertson
         Secretary                                Title:  CEO/Chairman
                                                  PEOPLES BANK OF PA.

By:_______________________                        By:_________________________
By: /s/ Brian Henry                               By: /s/ R. B. Robertson
         Secretary                                Title:  CEO/Chairman

                                                                         ANNEX I
                                                                   MISCELLANEOUS
                                                                        BENEFITS

         PFC and Peoples will maintain at their cost for the benefit of Executive during the period beginning on the date of the Agreement and ending on May 31, 1998 (other than medical benefits which will be provided until Executive attains age 65), the following benefits (as in effect on October 31, 1996):

                  o Term Life Insurance, Accidental Death and Dismemberment
                    Benefit*

                  o Dental/Vision Direct Reimbursement Plan**

                  o Medical Expense Direct Reimbursement Plan**

                  o Other employee benefits (other than qualified retirement plan benefits) provided to full-time employees of PFC and Peoples

-------------

* This benefit may be continued by Executive after May 31, 1998 at Executive's expense. In addition, the benefits offered through AFLAC which have been maintained at the election of Executive and at his cost may be continued at Executive's sole cost after the date of the Agreement.

** Medical and dental benefits will be maintained at levels equal to or exceeding the coverages provided at the time of termination of Executives employment.

                                                                        ANNEX II



                              SUPPLEMENTAL RELEASE

         The undersigned, C. Edward Dunmire (the "Executive") acknowledges that the payment he is to receive pursuant to Section 3(b) of the Settlement Agreement and Release dated as of December 30, 1996, among the Executive, Peoples Financial Corp., Inc., a Pennsylvania corporation ("PFC"), and Peoples Bank of Pa. ("Peoples"), PFC and Peoples collectively referred to as the "Company", shall be in full satisfaction of all claims, if any, against the Company, its subsidiaries and other affiliates, and their respective stockholders, directors, officers, employees and agents, past and present, and in consideration of such payment the Executive hereby executes this release.

         Each of the Executive on the one hand, and the Company on the other hand, does, for himself or itself, and his or its heirs, personal representatives, successors and assigns, hereby irrevocably release, promise, quitclaim and discharge, in the case of the Executive, the Company, its subsidiaries and other affiliates, their respective shareholders, directors, officers, employees and agents, past and present, and the Company's predecessors, successors and attorneys, and in the case of the Company, and the Executive and his heirs and personal representatives, of and from any and all manner of actions, causes of action, claims and suits whatsoever, both at law and in equity, known or unknown, arising under the Civil Rights Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the Americans With Disabilities Act which he or it now have or ever had or may in the future have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof for, on account of or arising out of his employment by the Company or the termination thereof that have occurred prior to the execution and delivery of this Release.

         This Release is unqualified and for any relief, no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, attorneys' fees and expenses and claims to be reinstated to employment with the Company.

         The Executive represents that he has carefully read this Release, that he has been given the opportunity to receive the advice of the attorney of his choice with respect to this Release and to have an attorney explain to him the terms of this Release, that he accepts full responsibility and consequences of his action or non-action in this regard, that he knows and understands the content of this Release, that he executes this Release knowingly and voluntarily as his own free act, that the terms of this Release are totally satisfactory and thoroughly understood by him, and that this Release was freely negotiated and entered into without fraud, duress or coercion. The Executive acknowledges that he was given at least twenty-one (21) days in which to consider this Release and that he may revoke this Release for a period of seven (7) days from the date set forth below.

         This Release is executed in connection with the above-mentioned Separation Agreement and shall be construed and interpreted in accordance with the applicable terms thereof (including, but not limited to, the choice of law specified in Section 8(e) thereof).

         WITNESS the due execution hereof as of this 30th day of December, 1996.

WITNESS:                                          EXECUTIVE

/s/ Richard D. Rose_____                          /s/ C. Edward Dunmire
                                                  C. Edward Dunmire

ATTEST:                                           PEOPLES FINANCIAL CORP., INC.

By:/s/ Brian Henry______                          By:  /s/ R. B. Robertson


ATTEST:                                           PEOPLES BANK OF PA.

By:/s/ Brian Henry______                          By:  /s/ R. B. Robertson

                                                                       ANNEX III
                                                             SEPARATION PAYMENTS

         1. In settlement of Executive's various claims PFC and Peoples will pay Executive FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000) in immediately available funds.

         2. A monthly pension benefit payable under qualified defined benefit plans in effect for PFC, Peoples and NBB assuming a pension starting date of June 1998 (the "Monthly Pension Benefit"). As derived from the attached Schedule A the Monthly Pension Benefit assuring a starting date of June 1998 will be $5,209.58. The Monthly Pension Benefit is subject to actuarial adjustment if the pension starting date is extended beyond June 1998. Such actuarial adjustment will be determined by PFC's then actuaries, provided, however, that the method and assumptions used for such determination shall be consistent with those used for Schedule A.

         3. Distribution of Executive's account balance under the Peoples 401(k) plan (after inclusion of contributions for the 1996 plan year and after inclusion of the "company match" with respect to sum payable or item 1.).

         4. PFC and Peoples shall reimburse Executive the reasonable legal fees of Executive with respect to this Settlement Agreement and Release and the employment issues contemplated hereby in an amount not to exceed $15,000.

         5. PFC and Peoples shall reimburse Executive the sum of $2,469.52 representing the health insurance continuation premium paid by Executive since May 1996 (to be increased by $308.69 per month prior to the consummation of this Agreement).

         6. PFC and Peoples shall reimburse Executive the sum of $125.02 for costs associated with 1995 Christmas decorating and removal advanced by Executive.